Exhibit 99.4(b)(2)

                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                        RETIREMENT SYSTEM INVESTORS INC.
                                       AND
                     BATTERYMARCH FINANCIAL MANAGEMENT, INC.

                  THIS AGREEMENT effective as of October 2, 2002 between Retirement System Investors Inc., a Delaware corporation (the "Manager"), and Batterymarch Financial Management, Inc., Boston, Massachusetts (the "Sub-Adviser").


                              W I T N E S S E T H :


                  WHEREAS, RSI Retirement Trust ("Trust"), a trust organized and existing pursuant to an Agreement and Declaration of Trust, made as of October 22, 1940, as amended from time to time ("Agreement and Declaration of Trust") provides benefits for the employees (and their beneficiaries) of savings institutions, related organizations and other corporate entities which have established plans of participation and individual retirement accounts ("Unitholders") in the Trust;

                  WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

                  WHEREAS, the Trustees of the Trust ("Trustees") are vested with authority for the management and control of the assets of the Trust in accordance with the provisions of the Agreement and Declaration of Trust and in furtherance of such authority are vested with the power to designate an investment manager or managers (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to manage (including the power to acquire and dispose of) the assets of any of the Investment Funds (as defined in the Agreement and Declaration of Trust) of the Trust; and

                  WHEREAS, the Trust and the Manager have entered into an Investment Management Agreement dated August 1, 1993 and amended and restated May 1, 2000, pursuant to which the Manager may designate Sub-Advisers to perform certain investment advisory functions under the supervision of the Manager and the Trustees; and

                  WHEREAS, the Manager wishes to appoint the Sub-Adviser to manage a portion of the assets of an Investment Fund of the Trust, to act in such capacity in the manner set forth in this Agreement, and the Sub-Adviser is willing to act in such capacity in accordance with the provisions of this Agreement;

                  NOW, THEREFORE, the Manager hereby agrees with the Sub-Adviser as follows:


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                  1. Appointment of the Sub-Adviser

                  A. The Manager hereby designates, appoints, engages and retains the Sub-Adviser as investment manager of the assets comprising the Investment Fund of the Trust referred to on Schedule A hereto ("Investment Fund"), or such portion thereof as shall be designated by the Manager ("Account") with authority to invest and reinvest in US small capitalization equity securities; the Account will be evaluated relative to the Russell 2000 Index.

                  B. The Sub-Adviser hereby accepts appointment to manage the assets of the Account. The Sub-Adviser hereby represents and warrants that it is a qualified investment manager, as defined in Section 3(38) of ERISA, without regard to subpart (c) of said Section. The Sub-Adviser agrees that although it may not be subject to the provisions of Title I of ERISA in carrying out its duties and responsibilities under this Agreement, it shall act in accordance with the requirements of Part 4 of ERISA as applicable to fiduciaries as defined under ERISA. Notwithstanding anything contained herein to the contrary, references to ERISA in this Agreement shall be deemed to contemplate all judicial or administrative interpretations and all statutory and administrative exemptions which would be applicable in the circumstances and to the parties in question were this Agreement subject to ERISA.

                  C. The term of this Agreement shall commence on the date hereof and shall remain in full force and effect until February 28, 2003, and, provided that approval by a vote of the majority of the outstanding shares (as defined in the Act) of the Investment Fund is obtained prior to February 28, 2003, shall continue thereafter until October 2, 2004 and thereafter from year to year provided that such continuance is specifically approved in the manner required by the Act.

                  2. Assets of the Account

                  The Manager shall certify or cause to be certified to the Sub-Adviser the assets comprising the Account as of the commencement of the term of this Agreement. The Manager may add to the Account assets acceptable to the Sub-Adviser or withdraw assets from the Account at any time or from time to time by notification to the Sub-Adviser. The Account shall consist of the assets certified to the Sub-Adviser as aforesaid, or any assets into which the same may be converted from time to time, together with any income therefrom or any other increment thereon and assets as aforesaid, less assets withdrawn as aforesaid.

                  3. Investment Powers

                  A. Subject to the provisions of paragraph B of this Section 3, the Sub-Adviser shall have exclusive authority and discretion, subject to and consistent with the investment objectives and policies of the Investment Fund as set forth in the current Prospectus of the Trust delivered to the Sub-Adviser ("Prospectus") and as specified in writing from time to time by the Trustees or the Manager and accepted by the Sub-Adviser, to manage (including the power to acquire and dispose of) the assets of the Account, and, without limiting the generality of the


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foregoing, to direct the Trustees in the exercise of the powers relating to the
Account which are specified in the Agreement and Declaration of Trust as subject to such direction.

                  B. Notwithstanding the provisions of paragraph A of this
Section 3, it is understood and agreed that an investment manager other than the Sub-Adviser may lend securities from the Account and may invest assets of the Account on a temporary basis pending permanent investment or distribution, and, to the extent not inconsistent with ERISA, the Sub-Adviser shall have no liability or responsibility with respect to the exercise of such authority by such other investment manager; provided, however, that the Sub-Adviser shall coordinate the exercise of its authority hereunder which may be affected by the exercise of such authority by the other investment manager in such manner appropriate to the exercise of its authority as shall be agreed upon by the Sub-Adviser and such other investment manager. The Trustees will advise the Manager, and the Manager will advise the Sub-Adviser, of any arrangement with respect to any proposed lending of securities from the Account.

                  C. The Sub-Adviser shall consult with the Manager or the Trustees at such times as the Manager or the Trustees shall reasonably request with respect to the overall investment policy of the Account.

                  4. Standard of Care

                  A. The Sub-Adviser shall invest the assets of the Account in the manner provided herein and shall have no duty or responsibility with respect to the diversification of the assets of the Trust, except with respect to the diversification of the assets of the Account as contemplated by the Prospectus.

                  B. Except as provided in ERISA, the Sub-Adviser will be under no liability or obligation to anyone with respect to any failure on the part of the Manager or any other investment manager to perform any of their obligations under any agreement affecting the Account or under the terms of this Agreement or for any error or omission whatsoever on the part of the Manager or any other investment manager.

                  C. The Sub-Adviser shall not be liable for the making, retention or sale of any investment or reinvestment made by it as herein provided, nor for any loss to or diminution of the value of the property of the Account; provided, however, that the Sub-Adviser has acted in the premises with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of any enterprise of a like character and with like aims and in accordance with such other requirements of ERISA as applicable generally to fiduciaries under ERISA; provided, further, however, that nothing in this Agreement shall protect the Sub-Adviser against any liability to the Manager, the Trust or Unitholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. Nothing herein shall be


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construed to waive any liability that the Sub-Adviser has under federal or state securities laws or any other applicable laws which cannot be waived.


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                  5. General Provisions

                  A. Compensation for the services of the Sub-Adviser will be as set forth in Schedule A hereto.

                  B. With respect to securities in the Account, the Sub-Adviser shall purchase such securities from or through and sell such securities to or through such persons, brokers or dealers as the Sub-Adviser shall deem appropriate to carry out the policy with respect to brokerage as set forth in the Prospectus or as the Manager or the Trustees of the Trust may direct from time to time. The Sub-Adviser shall not be responsible for any acts or omissions by any such broker or brokers, or any third party not owned by the Sub-Adviser, provided that the Sub-Adviser is not negligent in the selection of such broker or brokers, or third parties. The Sub-Adviser is hereby authorized to combine orders on behalf of the Account with orders on behalf of other clients of the Sub-Adviser. It is understood that it is desirable for the Trust that the Sub-Adviser have access to supplemental research and security and economic analysis and statistical services and information with respect to the availability of securities or purchasers or sellers of securities provided by brokers and of use to the Trust although such access may require the allocation of brokerage business to brokers who execute transactions at a higher cost to the Trust than other brokers who provide only execution of portfolio transactions. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities with such brokers, subject to review by the Manager from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with its services to other clients.

                  C. This Agreement shall automatically terminate in the event of its "assignment" (as that term is defined in the Act).

                  D. This Agreement may be terminated, without the payment of any penalty, by either party hereto or by the Trust on not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party; any such termination on behalf of the Trust to be pursuant to a vote of the Trustees or by a vote of a majority of the outstanding voting securities of the Trust.

                  E. The Sub-Adviser may rely on the authenticity, truth and accuracy of, and will be fully protected in acting upon:

                  (a) Any notice, direction, certification, approval or other writing of the Manager, if evidenced by an instrument signed by the President, a Vice President, the Treasurer or the Assistant Treasurer of the Manager;

                  (b) Any copy of a resolution of the Trustees, if certified by the Secretary of the Trust;


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                  (c)  Any notification or information provided by the
                       custodian of the assets in the Account, if evidenced by an instrument signed by an officer of the custodian;

                  (d) Any oral notice or instruction reasonably believed to be genuine and to be given by the Manager or the Trustees or its or their authorized delegate or by the custodian or any other investment manager.

                  F. The Sub-Adviser may rely on, and will be fully protected with respect to any action taken or omitted in reliance on, any information, statement or certificate delivered to the Sub-Adviser by the Manager or the Trustees with respect to any matter concerning the Trust and the operation and administration of the Account. The Sub-Adviser is expressly authorized to consult with the Manager with respect to any matters arising in the administration of the Account and to act on the advice of the Manager, provided nothing herein shall limit the full responsibility of the Sub-Adviser for the management of the assets of the Account as provided herein.

                  G. Communications from the Sub-Adviser to the Manager shall be addressed to:

                         Retirement System Investors Inc.
                         317 Madison Avenue
                         New York, New York 10017-5201
                         Attn.:  Stephen P. Pollak
                                 Executive Vice President, Counsel and Secretary

Communications to the Sub-Adviser from the Manager or the Trustees shall be addressed to the address set forth in Schedule A hereto. In the event of a change of address, communications shall be addressed to such new address as designated in a written notice from the Manager, the Trustees or the Sub-Adviser, as the case may be. All communications addressed in the above manner and by ordinary mail, registered mail or delivered by hand shall be sufficient under this Agreement.

                  H. Unless the Manager instructs the Sub-Adviser otherwise in writing, the Sub-Adviser will vote proxies for securities held in the Account in accordance with the Sub-Adviser's policies for proxy voting. The Manager agrees to instruct the custodian to forward to the Sub-Adviser copies of all proxies and shareholder communications relating to securities held in the Account. The Manager agrees that the Sub-Adviser will not be liable for failing to vote any proxies where it has not received such proxies or related shareholder communications on a timely basis. The Sub-Adviser will not be responsible for taking any action or rendering any advice with respect to any legal proceedings or bankruptcies involving the issuers of securities held in the Account.

                  I. The Manager acknowledges (i) receipt of the written disclosure statement required by Rule 204-3 of the Investment Advisers Act of 1940 at least 48 hours before execution


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of this Agreement; (ii) that services provided hereunder by Sub-Adviser shall not be deemed exclusive and that Sub-Adviser shall be free to render similar services to others; and (iii) that Sub-Adviser may give advice and take action in the performance of duties to others which may differ from the advice given, or the timing and nature of the action taken, with respect to the Manager's Account.

                  J. All agreements hereunder will be governed by the laws of the State of New York, without reference to such State's conflict of law rules.

                  K. No term or provision of this Agreement may be amended, modified or waived without the affirmative vote or action by written consent of the Trustees and the written agreement of the Manager and the Sub-Adviser and in accordance with the Act.

                  IN WITNESS WHEREOF, the Manager and the Sub-Adviser have executed this Agreement, effective as of the date of this Agreement first set forth above.

                                   RETIREMENT SYSTEM INVESTORS INC.

                                   By: /s/ Stephen P. Pollak
                                      ------------------------------------------
                                   Title: Executive Vice President, Counsel and Secretary

                                   BATTERYMARCH FINANCIAL MANAGEMENT, INC.

                                   By: /s/ Francis X. Tracy
                                      ------------------------------------------

                                   Title:  President and Chief Financial Officer
                                         ---------------------------------------


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                                   SCHEDULE A

                              RSI RETIREMENT TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT

Name of Sub-Adviser:       Batterymarch Financial Management, Inc.

Address:                   200 Clarendon Street
                           49th Floor
                           Boston, Massachusetts  02116

Attention:                 Mr. Francis X. Tracy
                           President and Chief Financial Officer

Investment Fund:           Emerging Growth Equity Fund

Compensation Terms:

Terms used herein shall have the meaning used in the Investment Sub-Advisory Agreement between the Manager and the Sub-Adviser ("Agreement"). The Manager agrees to pay to the Sub-Adviser, as full compensation and reimbursement for the services to be rendered pursuant to the Agreement and any expenses incurred in connection therewith, a fee at the end of each fiscal quarter of the Trust, computed by applying the following rate to that portion of the assets of the RSI Retirement Trust's Emerging Growth Equity Fund portfolio managed by the Sub-Adviser:

                  Effective October 2, 2002, 0.85% of the first $25 million of assets, 0.70% of the next $75 million of assets, and 0.60% of assets in excess of $100 million.

Billing is done for each quarter on the basis of services performed during that particular quarter. The quarterly fee is calculated on the basis of the average of the asset value as of the last day of each month of each calendar quarter, equal to one-fourth of the annual rate.

If the Agreement commences on a date other than on the beginning of any such quarterly period or terminates on a date other than the end of any such quarterly period, the fee payable hereunder shall be proportionately reduced according to the number of days during such period services were rendered by the Sub-Adviser.


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IN WITNESS WHEREOF, the parties to the Agreement, effective as of October 2,
2002, have executed this Schedule A, effective as of the same dates.

                                 RETIREMENT SYSTEM INVESTORS INC.

                                 By:   /s/ Stephen P. Pollak
                                     -------------------------------------------
                                 Title: Executive Vice President, Counsel and Secretary



                                 BATTERYMARCH FINANCIAL MANAGEMENT,
                                 INC.

                                 By:   /s/ Francis X. Tracy
                                     -------------------------------------------

                                 Title:  President and Chief Financial Officer
                                       ----------------------------------------


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